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                                                                   Exhibit 10.07

                                 PROMISSORY NOTE

                                                 Santa Clara, California
        $200,000.00                              EFFECTIVE DATE: OCTOBER 6, 2000


        FOR VALUE RECEIVED, the undersigned, Albert Ooi, an individual (hereinafter, "DEBTOR"), hereby promises to pay to KINETICS GROUP, INC., a California corporation (hereinafter, "LENDER"), in lawful money of the United States of America, the sum of Two Hundred Thousand Dollars ($200,000), plus interest at the rate set forth below.

               Interest. From the effective date of this Note, interest shall accrue on the unpaid balance hereof at the rate of 6% per annum, compounded monthly, or the maximum rate allowed by law, whichever is less.

               Maturity and Payment. The principal amount of this Note along with all accrued interest shall become fully due and payable upon the earlier of: 1) the transfer or sale by Debtor of the Shares, as defined below; 2) the occurrence of a transaction as a result of which a public market exists for the Debtor's Shares or any securities for which the Shares have be exchanged; 3) the termination of the Debtor's employment, and 2) October 5, 2006.

               Prepayment. DEBTOR may prepay all or any portion of this NOTE without penalty.

               Collection Costs Borne by DEBTOR. In the event of any failure on the part of DEBTOR to make any payment within 15 days after written notice by LENDER that such payment is due, LENDER shall be entitled to recover from DEBTOR all costs of effecting collection, including reasonable attorneys' fees. Unpaid principal and interest subject to collection shall bear interest at the maximum rate allowed by law.

               Default by DEBTOR. The entire unpaid principal balance of this NOTE shall, at the election of LENDER, become immediately due and payable upon the occurrence of any of the following events of default:

               a. The failure of DEBTOR to make any interest or principal payment within 5 days after written notice by LENDER that such payment is due.

               b. The filing by DEBTOR of a voluntary petition in bankruptcy, arrangement, or other relief under federal bankruptcy law, or a voluntary petition for the appointment of a receiver or for such other relief under the laws of any State, or the making by DEBTOR of an assignment of all or substantially all of its assets for the benefit of creditors.


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               c. The adjudication of DEBTOR as a bankrupt or insolvent, the appointment of a receiver of all or substantially all of DEBTOR's assets if such adjudication, order, or appointment is made upon a petition filed against DEBTOR and is not, within 60 days after it is made, vacated or stayed on appeal or otherwise, or if DEBTOR by any action or failure to act signifies its approval thereof, consent thereto, and acquiescence therein.

               d. The sale, assignment, transfer or encumbrance in any way of the Shares by the DEBTOR without the LENDER's consent.

               Grant of Security Interest. DEBTOR hereby grants to LENDER a security interest in 66,667 shares of common stock of Kinetics Holdings Corporation (the "Shares") as security for the obligation evidenced by this NOTE. DEBTOR shall deliver to LENDER, within 48 hours of his receipt thereof, a certificate evidencing his ownership of the Shares, which certificate shall be held by LENDER to perfect the security interest granted in this section.

               Governing Law. This NOTE shall be construed and enforced in accordance with the laws of the State of California.

               Successors. This NOTE shall be binding upon and shall inure to the benefit of the parties and their respective representatives, heirs, administrators, successors and assigns, except as otherwise provided in this NOTE.

               Written Modification. No modification to this NOTE, nor any waiver of any rights, shall be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default shall not constitute a waiver of any other right or any subsequent breach or default.

               Severability. If any of the provisions of this NOTE are determined to be invalid or unenforceable, the remaining provisions shall be deemed severable and shall continue in full force and effect.

        DEBTOR has set its hand to this NOTE effective as of the date set forth above.

                                            DEBTOR:

                                            /s/ Albert Ooi
                                            ------------------------------------
                                            Albert Ooi

Promissory Note -- Page 2



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